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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-29593), Form S-3 (File No. 333-19137), Form S-3 (File No. 33-79746), Form S-8 (File No.
33-79748), Form S-8 (File No. 333-02222), and Form S-8 (File No. 333-35149) of
our reports dated October 2, 1997 on our audits of the Historical Summary of Gross Income for the Gateway Lakes II Properties for the year ended December 31, 1996, the Historical Summary of Gross Income for the Edenvale Business Park Property for the year ended December 31, 1996, and the Historical Summary of Gross Income for the CSC Administration Center Property for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.



                                           COOPERS & LYBRAND L.L.P.

San Francisco, California
October 3, 1997